Atlassian Announces First Quarter Fiscal Year 2024 Results
Quarterly revenue of $978 million, up 21% year-over-year
Quarterly subscription revenue of $852 million, up 31% year-over-year
Quarterly GAAP operating margin of (2)% and non-GAAP operating margin of 23%
Quarterly cash flow from operations of $167 million and free cash flow of $163 million
Team Anywhere/San Francisco (November 2, 2023) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its first quarter ended September 30, 2023 and released a shareholder letter available on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q1fy24. The shareholder letter was also posted to the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“Our R&D engine continues to deliver incredible innovation and value to customers. We launched Compass, our new developer experience platform that helps increase developer productivity, and AI-powered virtual agent capabilities in Jira Service Management to help support teams provide lightning-fast service at scale, along with a host of other features powered by Atlassian Intelligence,” said Mike Cannon-Brookes, Atlassian’s co-founder and co-CEO. “We are also extremely excited for Loom, a leading asynchronous video messaging platform, to join the Atlassian team. By integrating Loom into the Atlassian Platform, distributed teams will be able to collaborate in deeply human ways across our entire suite of products.”
“We started off the year with solid execution delivering quarterly revenue of $978 million, up 21% year-over-year, driven by subscription revenue growth of 31% year-over-year,” said Scott Farquhar, Atlassian’s co-founder and co-CEO. “Atlassians are the cornerstone of our success, and we continue to attract amazing talent across the company, including senior leaders, putting us in a great position to build an enduring 100-year company.”
First Quarter Fiscal Year 2024 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $977.8 million for the first quarter of fiscal year 2024, up 21% from $807.4 million for the first quarter of fiscal year 2023.
•Operating Loss and Operating Margin: Operating loss was $18.9 million for the first quarter of fiscal year 2024, compared with operating loss of $34.0 million for the first quarter of fiscal year 2023. Operating margin was (2)% for the first quarter of fiscal year 2024, compared with (4)% for the first quarter of fiscal year 2023.
•Net Loss and Net Loss Per Diluted Share: Net loss was $31.9 million for the first quarter of fiscal year 2024, compared with net loss of $13.7 million for the first quarter of fiscal year 2023. Net loss per diluted share was $0.12 for the first quarter of fiscal year 2024, compared with net loss per diluted share of $0.05 for the first quarter of fiscal year 2023.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the first quarter of fiscal year 2024 totaled $2.2 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $224.9 million for the first quarter of fiscal year 2024, compared with operating income of $147.9 million for the first quarter of fiscal year 2023. Operating margin was 23% for the first quarter of fiscal year 2024, compared with 18% for the first quarter of fiscal year 2023.
•Net Income and Net Income Per Diluted Share: Net income was $169.0 million for the first quarter of fiscal year 2024, compared with net income of $92.5 million for the first quarter of fiscal year 2023. Net income per diluted share was $0.65 for the first quarter of fiscal year 2024, compared with net income per diluted share of $0.36 for the first quarter of fiscal year 2023.
•Free Cash Flow: Cash flow from operations was $167.0 million and free cash flow was $163.3 million for the first quarter of fiscal year 2024. Free cash flow margin for the first quarter of fiscal year 2024 was 17%.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•Loom Acquisition: Atlassian entered into a definitive agreement to acquire Loom, a video messaging platform with over 25 million users that will elevate the collaboration experience and accelerate Atlassian’s mission to unleash the potential of every team. The rise of distributed work has fueled a need for new ways for teams to collaborate and Loom’s leadership in asynchronous video combined with Atlassian’s deep understanding of team collaboration will bring innovative ways of working to the market and empower teams to collaborate in richer, more human ways.
•AirTrack Acquisition: Atlassian announced the acquisition of AirTrack, a leading IT data quality management technology provider. The acquisition builds upon Atlassian’s previous investments to help customers take a comprehensive approach to asset and configuration management. With AirTrack, Jira Service Management will enable enterprises to better account for and track all critical assets within their organization, minimizing operational risks, costs, and attack surfaces.
•AI for Jira Service Management: Atlassian announced the general availability of virtual agent capabilities in Jira Service Management, and the debut of expanded AI capabilities for ITSM. Virtual agent technology in Jira Service Management enables support teams to deliver exceptional service to employees and customers even faster, and at scale. Teams are now able to automate support interactions and deliver rapid, always-on, conversational support via their preferred collaboration tools. Atlassian also announced a host of other Atlassian Intelligence-powered features available for early access customers including issue summary, response generation, and intelligent assignment and routing.
•Compass: Atlassian announced the general availability of Compass, its new developer experience platform to empower engineering organizations to bring all of their teams and technology together to promote a healthy engineering culture, improve risk management and reliability, and increase developer velocity. Compass provides a single interface for software teams to work across all their distributed components and helps improve how they build, collaborate, and operate them over time.
•Sustainability Report and ESG Forum: Atlassian released its Fiscal Year 2023 Sustainability Report, featuring notable milestones including its first virtual power purchase agreement which aims to offset both in-office electricity and work-from-home energy use in the United States. The report includes updates on Atlassian’s strategy and progress related to Climate, Human Rights, DEI, and the Atlassian Foundation, as well as a Sustainability Accounting Standards Board (SASB) index and third-party assurance on its Scope 1-2 emissions data.
Atlassian will also hold its first ESG forum on Tuesday, November 14, 2023 at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time). This open forum will offer insight into Atlassian’s sustainability strategy and efforts and will feature a moderated Q&A session with Atlassian’s leaders focused on ESG. Join us for this open forum by registering at https://webinars.atlassian.com/atlassian/Atlassian-ESG-Forum.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its first quarter of fiscal year 2024 with 40,103 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 18% year-over-year.
Financial Targets:
Atlassian is providing the following financial targets that do not include any impact from the Loom acquisition, which is expected to close in the third quarter of its fiscal year 2024, subject to customary closing conditions and required regulatory approval:
Second Quarter Fiscal Year 2024:
•Total revenue is expected to be in the range of $1,010 million to $1,030 million.
•Cloud revenue growth year-over-year is expected to be in the range of 25.5% to 27.5%.
•Data Center revenue growth year-over-year is expected to be approximately 33%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (7.5%) on a GAAP basis and approximately 21.0% on a non-GAAP basis.

Fiscal Year 2024:
•Cloud revenue growth year-over-year is expected to be in the range of 25% to 30%.
•Data Center revenue growth year-over-year is expected to be approximately 31%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (5.5%) on a GAAP basis and approximately 20.0% on a non-GAAP basis
For additional commentary regarding financial targets, please see Atlassian’s first quarter fiscal year 2024 shareholder letter dated November 2, 2023.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q1fy24, and the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, November 2, 2023 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. Our agile & DevOps, IT service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 265,000 companies of all sizes worldwide - including NASA, Audi, Kiva, Deutsche Bank and Dropbox - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira Software, Confluence and Jira Service Management at https://atlassian.com.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including risks and uncertainties related to statements about our products, product features, including AI and large language models, customers, cloud migration, macroeconomic environment, anticipated growth, outlook, potential benefits and synergies from acquisitions, sustainability strategy and progress, technology, and other key strategic areas, and our financial targets such as total revenue, Cloud and Data Center revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP operating income and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, gain on a non-cash sale of a controlling interest of a subsidiary, and the related income tax adjustments.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.
Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Revenues:
Subscription	$851,982	$650,984
Maintenance	78,598	113,565
Other	47,195	42,843
Total revenues	977,775	807,392
Cost of revenues (1) (2)	178,029	139,392
Gross profit	799,746	668,000
Operating expenses:
Research and development (1) (2)	481,738	399,006
Marketing and sales (1) (2)	193,567	160,128
General and administrative (1)	143,310	142,893
Total operating expenses	818,615	702,027
Operating loss	(18,869)	(34,027)
Other income (expense), net	(8,335)	29,289
Interest income	25,226	5,143
Interest expense	(8,976)	(6,121)
Loss before provision for income taxes	(10,954)	(5,716)
Provision for income taxes	(20,929)	(8,025)
Net loss	$(31,883)	$(13,741)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.12)	$(0.05)
Diluted	$(0.12)	$(0.05)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:
Basic	257,907	255,167
Diluted	257,907	255,167
(1)Amounts include stock-based compensation as follows:

	Three Months Ended September 30,
	2023	2022
Cost of revenues	$16,821	$10,613
Research and development	150,446	110,129
Marketing and sales	32,281	23,195
General and administrative	36,033	29,694
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended September 30,
	2023	2022
Cost of revenues	$5,772	$5,697
Research and development	94	94
Marketing and sales	2,365	2,505

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	September 30, 2023	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$2,143,530	$2,102,550
Marketable securities	94,298	10,000
Accounts receivable, net	368,260	477,678
Prepaid expenses and other current assets	129,617	146,136
Total current assets	2,735,705	2,736,364
Non-current assets:
Property and equipment, net	79,631	81,402
Operating lease right-of-use assets	181,435	184,195
Strategic investments	220,133	225,538
Intangible assets, net	60,842	69,072
Goodwill	726,519	727,211
Deferred tax assets	6,141	9,945
Other non-current assets	69,233	73,052
Total assets	$4,079,639	$4,106,779
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$126,201	$159,293
Accrued expenses and other current liabilities	362,337	423,131
Deferred revenue, current portion	1,326,108	1,362,736
Operating lease liabilities, current portion	42,737	44,930
Term loan facility, current portion	50,000	37,500
Total current liabilities	1,907,383	2,027,590
Non-current liabilities:
Deferred revenue, net of current portion	174,973	182,743
Operating lease liabilities, net of current portion	231,797	237,835
Term loan facility, net of current portion	949,637	962,093
Deferred tax liabilities	12,110	10,669
Other non-current liabilities	29,114	31,177
Total liabilities	3,305,014	3,452,107
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	3,366,212	3,130,631
Accumulated other comprehensive income	15,598	34,002
Accumulated deficit	(2,607,188)	(2,509,964)
Total stockholders’ equity	774,625	654,672
Total liabilities and stockholders’ equity	$4,079,639	$4,106,779

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(31,883)	$(13,741)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,084	14,620
Stock-based compensation	235,581	173,631
Deferred income taxes	5,313	1,522
Gain on a non-cash sale of a controlling interest of a subsidiary	(1,378)	(43,092)
Net loss on strategic investments	6,248	11,513
Net foreign currency loss (gain)	181	(3,625)
Other	132	118
Changes in operating assets and liabilities:
Accounts receivable, net	109,488	61,314
Prepaid expenses and other assets	(23,056)	(22,677)
Accounts payable	(33,025)	31,147
Accrued expenses and other liabilities	(71,331)	(108,443)
Deferred revenue	(44,398)	(9,845)
Net cash provided by operating activities	166,956	92,442
Cash flows from investing activities:
Business combinations, net of cash acquired	—	(600)
Purchases of property and equipment	(3,669)	(16,496)
Purchases of strategic investments	(3,750)	(8,350)
Purchases of marketable securities and other investments	(69,363)	(10,000)
Proceeds from maturities of marketable securities	—	28,950
Proceeds from sales of marketable securities and strategic investments	19,879	258
Net cash used in investing activities	(56,903)	(6,238)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(65,879)	—
Proceeds from other financing arrangements	—	1,396
Net cash provided by (used in) financing activities	(65,879)	1,396
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(3,280)	(4,939)
Net increase in cash, cash equivalents, and restricted cash	40,894	82,661
Cash, cash equivalents, and restricted cash at beginning of period	2,103,915	1,386,686
Net decrease in cash and cash equivalents included in assets held for sale	—	602
Cash, cash equivalents, and restricted cash at end of period	$2,144,809	$1,469,949

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Cloud	$604,647	$475,043
Data Center	242,943	171,228
Server	78,752	113,813
Marketplace and other (1)	51,433	47,308
Total revenues	$977,775	$807,392
(1) Included in Marketplace and other is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended September 30,
	2023	2022
Gross profit
GAAP gross profit	$799,746	$668,000
Plus: Stock-based compensation	16,821	10,613
Plus: Amortization of acquired intangible assets	5,772	5,697
Non-GAAP gross profit	$822,339	$684,310
Operating income
GAAP operating loss	$(18,869)	$(34,027)
Plus: Stock-based compensation	235,581	173,631
Plus: Amortization of acquired intangible assets	8,231	8,296
Non-GAAP operating income	$224,943	$147,900
Operating margin
GAAP operating margin	(2)%	(4)%
Plus: Stock-based compensation	24	21
Plus: Amortization of acquired intangible assets	1	1
Non-GAAP operating margin	23%	18%
Net income
GAAP net loss	$(31,883)	$(13,741)
Plus: Stock-based compensation	235,581	173,631
Plus: Amortization of acquired intangible assets	8,231	8,296
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	(1,378)	(43,091)
Less: Income tax adjustments (1)	(41,571)	(32,548)
Non-GAAP net income	$168,980	$92,547
Net income per share
GAAP net loss per share - diluted	$(0.12)	$(0.05)
Plus: Stock-based compensation	0.91	0.68
Plus: Amortization of acquired intangible assets	0.03	0.03
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	(0.01)	(0.17)
Less: Income tax adjustments (1)	(0.16)	(0.13)
Non-GAAP net income per share - diluted	$0.65	$0.36
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	257,907	255,167
Plus: Dilution from dilutive securities (2)	1,008	1,041
Weighted-average shares used in computing diluted non-GAAP net income per share	258,915	256,208
Free cash flow
GAAP net cash provided by operating activities	$166,956	$92,442
Less: Capital expenditures	(3,669)	(16,496)
Free cash flow	$163,287	$75,946
(1) In the first quarter of fiscal year 2024, we began to utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal year 2024, we determined the projected non-GAAP tax rate to be 27%. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where the company operates.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended September 30, 2023 and 2022 because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

	Three Months Ending December 31, 2023	Fiscal Year Ending June 30, 2024
GAAP gross margin	81.0%	81.0%
Plus: Stock-based compensation	2.0	2.0
Plus: Amortization of acquired intangible assets	0.5	0.5
Non-GAAP gross margin	83.5%	83.5%

GAAP operating margin	(7.5%)	(5.5%)
Plus: Stock-based compensation	28.0	25.0
Plus: Amortization of acquired intangible assets	0.5	0.5
Non-GAAP operating margin	21.0%	20.0%